EXHIBIT 7.1

                        JOINT FILING AGREEMENT



     We, the signatories of the statement on Schedule 13D to which this
Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

Dated:  June 4, 1998

                      HEARST-ARGYLE TELEVISION, INC.


                      By: /S/ DEAN H. BLYTHE
                         Name:  Dean H. Blythe
                         Title: Senior Vice President,
                                Secretary and General Counsel


                      HEARST BROADCASTING, INC.


                      By: /S/ JODIE W. KING
                         Name:  Jodie W. King
                         Title: Vice President


                      THE HEARST CORPORATION


                      By: /S/ JODIE W. KING
                         Name:  Jodie W. King
                         Title: Vice President


                      THE HEARST FAMILY TRUST


                      By: /S/ VICTOR F. GANZI
                         Name:  Victor F. Ganzi
                         Title: Trustee




&rarr;